EXHIBIT 10(i)

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of
C.M. Life Insurance Company

        We consent to the use in this Post Effective Amendment No. 10 to Registration Statement No. 33-61679 on Form N-4 of our report dated February 15, 2001 on the Panorama Premier Segment of C.M. Life Multi-Account A and of our report dated February 8, 2001 on C.M. Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the use of statutory accounting practices which differ from accounting principles generally accepted in the United States of America) appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 25, 2001